UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 13, 2004

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (504) 533-3333

Item 5. Other Events and Required FD Disclosure.

        Effective May 13, 2004, Hibernia Corporation (the “Company”) completed its acquisition by merger of Coastal Bancorp, Inc. (“Coastal”), a Texas corporation, pursuant to an Agreement and Plan of Merger, dated as of December 1, 2003 (the “Plan of Merger”), among the Company, Coastal and Hibernia Acquisition Corporation, a wholly-owned subsidiary of the Company. Coastal, through its ownership of Coastal Banc Holding Company, Inc., indirectly owns Coastal Banc ssb, a Texas savings bank headquartered in Houston, Texas. Coastal Banc provides banking services in Texas. The Plan of Merger was approved by the shareholders of Coastal at an annual meeting held on April 22, 2004.

        The merger is to be accounted for using the purchase method of accounting. The Company will pay Coastal shareholders $41.50 in cash for each share of Coastal common stock. The Company will also pay holders of options to acquire shares of Coastal common stock $41.50 per share net of exercise price and applicable withholding. The aggregate consideration paid for the merger, including withholding, totaled $231,014,255. The sources for the merger consideration were the issuance of $100.0 million in ten year 5.35% fixed-rate subordinated notes and available cash and bank dividends.

        The Company presently intends to continue the operations of Coastal in substantially the same manner as conducted prior to the merger.

        In connection with the merger, the Company assumed $51,546,400 aggregate principal amount of 9.0% Junior Subordinated Debentures due 2032 issued by Coastal to Coastal Capital Trust I and became the sponsor of Coastal Capital Trust I, which issued 2,000,000 of the 9.0% Cumulative Trust Preferred Securities (liquidation amount $25 per security) which trade on the Nasdaq National Market under the symbol “CBSAN.” The Company also assumed $10,310,000 aggregate principal amount of Junior Subordinated Debentures due 2033 issued by Coastal to Coastal Capital Trust II and became the sponsor of Coastal Capital Trust II, which issued 10,000 floating rate Trust Preferred Securities with a liquidation rate of $1,000 per security. All future filings for Coastal Capital Trust I will be made under the Company’s EDGAR codes, CIK number 0000047288.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)     Financial Statements of Business Acquired.

          Not applicable.

(b)     Pro Forma Financial Information.

          Not applicable.

(c)     Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Exhibit Description
2.1
Exhibit 2.1 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission by the Registrant (Commission File No. 1-10294) is hereby incorporated by reference (Agreement and Plan of Merger, dated as of December 1, 2003 between Hibernia
Corporation, Hibernia Acquisition Corporation and Coastal Bancorp, Inc.)
4.1
In connection with the merger, the Company has assumed the obligations of Coastal under certain indentures dated June 18, 2002 and June 23, 2003. Pursuant to Instruction 3(b)(4)(iii)(A) of
Item 601 of Regulation S-K, management agrees to furnish to the Securities and Exchange
Commission, upon request, a copy of such agreements and instruments.
99.38	News Release Issued by the Registrant on May 13, 2004

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May13, 2004	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX
Exhibit No.	Description
2.1	Exhibit 2.1 to the Annual Report on Form 10-K for the fiscal year ended December 31,
2003, filed with the Commission by the Registrant (Commission File No. 1-10294) is hereby incorporated by reference (Agreement and Plan of Merger, dated as of December 1, 2003 between Hibernia Corporation, Hibernia Acquisition Corporation and Coastal Bancorp, Inc.)
99.38	News Release Issued by the Registrant on May 13, 2004

Exhibit 99.38

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz--Senior Vice President	May 13, 2004
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Completes Coastal Bancorp Merger; Assets Top $21 Billion

        NEW ORLEANS – Hibernia Corporation announced today that its merger with $2.7-billion-asset Coastal Bancorp, Inc., has become effective.

        The transaction had already been approved by regulators and Coastal’s shareholders. Under the terms of the merger agreement, Hibernia purchased all of the outstanding stock and options of Coastal for approximately $230 million in cash, or $41.50 per share of Coastal stock, net of exercise price for options. Based on current assumptions, Hibernia expects the transaction to be neutral to slightly accretive in 2004 and accretive in 2005.

        As a result of the merger, Hibernia now has more than $20 billion in assets for the first time. The transaction also moves Hibernia much closer to achieving its goal of having 25% of its deposits in Texas.

        With the addition of Coastal’s 44 branches, Hibernia now has more than 300 locations in 34 Louisiana parishes and 33 Texas counties. The transaction almost doubles Hibernia’s Texas deposits to approximately 22% of the company’s total deposits.

        “Hibernia is pleased to announce the completion of its largest merger to date,” said President and CEO Herb Boydstun. “The transaction significantly expands our presence in Houston and provides entry into Austin, Corpus Christi, the Rio Grande Valley and other communities in Southeast Texas. We welcome our new co-workers, who built Coastal into a well-respected financial-services organization by delivering excellent service and supporting their communities. We’re excited about the opportunity to help people throughout these markets achieve their financial goals and realize their dreams.”

        “We now have a solid presence along Interstates 10 and 20 from the eastern edge of Louisiana almost to the middle of Texas,” said Boydstun. “This fits with our strategy of having a natural geographic extension and a compact footprint.”

        Hibernia’s full range of products and services will become available to former Coastal customers in mid-June when computer systems change over to Hibernia. Signs also will be changed at that time.

        Preparation for operational conversion continues to go smoothly. Hibernia plans to open an operations center in Houston in June staffed primarily by former Coastal employees that will include a commercial vault as well as proof and transit, branch balancing, return items, item processing and bookkeeping.

        The company continues to make progress on its program to build dozens of branches in fast-growing suburbs of Dallas-Fort Worth and Houston. Hibernia opened three branches in 2003 and expects to open 16 this year.

        Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has more than $21 billion in assets and more than 300 locations in 34 Louisiana parishes and 33 Texas counties. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange.

Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, prepayment speeds, loan demand, monetary policy, expense reductions at anticipated levels, changes in laws and regulations, regulatory action, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, unexpected costs or issues in its expansion or acquisition plans and changes in the assumptions used in making the forward-looking statements could cause actual results to differ materially from those contemplated by the forward-looking statements and could impact Hibernia’s ability to achieve the goals described in its mission statement. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.